UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2012 (April 26, 2012)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC. (Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

As previously reported under cover of Form 8-K filed on April 26, 2012, the Company executed a letter of intent (the “Original LOI”) on April 3, 2012 with two private funds (collectively, the “Lenders”).  The Original LOI outlined the terms for a senior debt investment by the Lenders of $15 million in connection with the Company’s pending acquisition of the business currently operated by Network Billing Systems, LLC and Interconnect Services Group II LLC (collectively, “NBS”). The pending acquisition of NBS was previously disclosed in the Company’s Current Report on Form 8-K/A filed February 6, 2012.

On August 3, 2012, the Company and the Lenders executed a revised LOI (the “Revised LOI”), which amended certain provisions of the Original LOI.  Under the terms of the Revised LOI, the senior debt investment by the Lenders is expected to be comprised of five-year senior notes aggregating $16.5 million, bearing interest at rates ranging from 10% to 11.5%.  The Revised LOI also provides that upon the closing of the senior debt investment by the Lenders, the Company will issue to the Lenders shares of the Company’s common stock in an amount equal to 5% of the outstanding common stock of the Company at the time of closing, as adjusted for certain common stock equivalents outstanding to be identified in the definitive loan documents.

In addition, while the Lenders’ obligation to consummate the debt agreement and advance proceeds under the senior notes remains subject to a number of preconditions, including but not limited to, completion of due diligence acceptable to the Lenders, the Company’s adherence to certain financial conditions and formulae, the negotiation and execution of mutually acceptable loan documents with the Lenders and the Company’s consummation of the acquisition of NBS on substantially the terms set forth in the executed transaction documentation, the required equity to be raised by the Company was reduced from $7 million under the Original LOI to $5.5 million under the Revised LOI.

Forward–Looking Statements

This report regarding the Company’s business and operations includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1996.  Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “intend” or “estimate” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company’s business.  The primary risk attributable to the Company is its ability to attract fresh and continued capital to execute its comprehensive business strategy.  There may be additional risks associated with the integration of businesses following an acquisition, concentration of revenue from one source, competitors with broader product lines and greater resources, emergence into new markets, the termination of any of the Company’s significant contracts or partnerships, the Company’s inability to maintain working capital requirements to fund future operations, or the Company’s inability to attract and retain highly qualified management, technical and sales personnel, and the other factors identified by us from time to time in the Company’s filings with the SEC.  However, the risks included should not be assumed to be the only things that could affect future performance.  We may also be subject to disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism or government security concerns.

All forward-looking statements included in this document are made as of the date hereof, based on information available to us as of the date thereof, and we assume no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Date: August 3, 2012	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
President, Chief Operating Officer and Acting Chief Financial Officer